Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Fourth Quarter Fiscal 2018 Financial Results
Dallas, Texas. (September 19, 2018) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter and year ended July 31, 2018.
For the three months ended July 31, 2018, revenue, gross profit, and net income were $449.2 million, $188.4 million, and $109.7 million, respectively. These represent an increase in revenue of $70.6 million, or 18.7%; an increase in gross profit of $21.0 million, or 12.5%; and an increase in net income of $39.4 million, or 56.0%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.45 compared to $0.30 last year, an increase of 50.0%.
For the year ended July 31, 2018, revenue, gross profit, and net income were $1.8 billion, $762.4 million, and $417.9 million, respectively. These represent an increase in revenue of $357.7 million, or 24.7%; an increase in gross profit of $130.3 million, or 20.6%; and an increase in net income of $23.6 million, or 6.0%, respectively, from the same period last year. Fully diluted earnings per share for the year ended July 31, 2018 were $1.73 compared to $1.66 last year, an increase of 4.2%.
The operating results for the year ended July 31, 2018 were adversely affected by abnormal costs of $79.7 million incurred as a result of Hurricane Harvey. These costs included temporary storage facilities; premiums for subhaulers; labor costs incurred from overtime; travel and lodging due to the reassignment of employees to the affected region; and equipment lease expenses to handle the increased volume, as well as cost of vehicle sales. These costs, net of the associated revenues of $66.9 million generated a pre-tax loss of $12.8 million for the year ended July 31, 2018. The operating results for the year ended July 31, 2018 were also adversely impacted by the recording of a provisional tax liability for the Transition Tax of $13.8 million for the deemed repatriation of foreign earnings and profits under the Tax Cuts and Jobs Act of 2017 and by non-recurring depreciation and amortization charges of $10.5 million, in the fourth quarter. Certain foreign tax credits of $1.4 million were made available by incurring the Transition Tax of $13.8 million, resulting in a net expense of $12.4 million for the year ended July 31, 2018. This expense was offset by the Act’s reduction of the federal corporate income tax rate. Because Copart’s fiscal year includes periods before and after December 22, 2017, the effective date of the Act, during which the U.S. federal corporate tax rate was 35% and 21%, respectively, our U.S. federal corporate tax rate for fiscal year 2018 was 26.9%. The operating results for the year ended July 31, 2018, include the benefit of this rate reduction. In addition, the non-recurring depreciation and amortization charges of $10.5 million result from depreciation related to a combination of construction in progress placed in service in the fourth quarter of fiscal 2018 and a change in our estimate of the useful lives for certain fixed assets. The effect of the non-recurring depreciation, net of income tax benefit of $11.4 million, is an increase to net income of $0.9 million, as a result of bonus tax depreciation provided for in the Tax Cuts and Jobs Act of 2017.
Excluding the impact of income taxes on the deemed repatriation of foreign earnings, net of deferred tax changes, disposals of non-operating assets, impairment of long-lived assets, acquisition related fees and integration charges, reserve for legacy sales tax liabilities; foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises, non-GAAP fully diluted earnings per share for the three months ended July 31, 2018 and 2017, were $0.42 and $0.35, respectively. Non-GAAP fully diluted earnings per share for the year ended July 31, 2018 and 2017, were $1.73 and $1.29, respectively. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Wednesday, September 19, 2018, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at http://stream.conferenceamerica.com/copart091918. A replay of the call will be available through November 18, 2018 by calling (877) 919-4059. Use confirmation code # 18189145.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. Copart offers services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters, and in some cases, to end users. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers and also sells vehicles sourced from individual owners. With operations at over 200 locations in 11 countries, Copart has more than 125,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (AVK.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of income taxes on the deemed repatriation of foreign earnings, net of deferred tax changes, disposals of non-operating assets, impairment of long-lived assets, acquisition related fees and integration charges, reserve for legacy sales tax liabilities; foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of income taxes on the deemed repatriation of foreign earnings, net of deferred tax changes, disposals of non-operating assets, impairment of long-lived assets, acquisition related fees and integration charges, reserve for legacy sales tax liabilities; foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Perry, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.perry@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2018	2017	2018	2017
Service revenues and vehicle sales:
Service revenues	$391,661	$336,795	$1,578,502	$1,286,252
Vehicle sales	57,562	41,801	227,193	161,729
Total service revenues and vehicle sales	449,223	378,596	1,805,695	1,447,981
Operating expenses:
Yard operations	185,914	163,449	785,768	635,160
Cost of vehicle sales	50,313	35,994	196,461	137,552
Yard depreciation and amortization	23,613	10,839	57,230	39,955
Yard stock-based payment compensation	958	849	3,870	3,286
Gross profit	188,425	167,465	762,366	632,028
General and administrative	42,794	29,818	136,171	116,697
General and administrative depreciation and amortization	4,639	3,029	21,368	17,045
General and administrative stock-based payment compensation	5,024	4,446	19,351	17,622
Impairment of long-lived assets	1,131	19,365	1,131	19,365
Total operating expenses	314,386	267,789	1,221,350	986,682
Operating income	134,837	110,807	584,345	461,299
Other (expense) income:
Interest expense, net	(3,982)	(5,485)	(19,075)	(22,373)
Other income (expense), net	1,874	1,057	(2,759)	1,174
Total other expense	(2,108)	(4,428)	(21,834)	(21,199)
Income before income tax expense	132,729	106,379	562,511	440,100
Income tax expense	22,988	36,010	144,504	45,839
Net income	109,741	70,369	418,007	394,261
Net (loss) income attributable to noncontrolling interest	(7)	34	140	34
Net income attributable to Copart, Inc.	$109,748	$70,335	$417,867	$394,227

Basic net income per common share	$0.47	$0.31	$1.80	$1.72
Weighted average common shares outstanding	232,995	230,286	231,793	228,686

Diluted net income per common share	$0.45	$0.30	$1.73	$1.66
Diluted weighted average common shares outstanding	244,406	237,634	241,877	237,019

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2018	July 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$274,520	$210,100
Accounts receivable, net	351,601	311,846
Vehicle pooling costs and inventories	51,018	41,281
Income taxes receivable	15,312	6,418
Prepaid expenses and other assets	16,665	17,616
Total current assets	709,116	587,261
Property and equipment, net	1,163,425	944,056
Intangibles, net	64,892	75,938
Goodwill	337,235	340,243
Deferred income taxes	470	1,287
Other assets	32,560	33,716
Total assets	$2,307,698	$1,982,501

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$270,944	$208,415
Deferred revenue	4,488	5,019
Income taxes payable	673	6,472
Deferred income taxes	—	92
Current portion of revolving loan facility and capital lease obligations	1,151	82,155
Total current liabilities	277,256	302,153
Deferred income taxes	19,733	3,192
Income taxes payable	27,277	24,573
Long-term debt, revolving loan facility, and capital lease obligations, net of discount	398,747	550,883
Other liabilities	3,586	3,100
Total liabilities	726,599	883,901
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	23	23
Additional paid-in capital	526,858	453,349
Accumulated other comprehensive loss	(107,928)	(100,676)
Retained earnings	1,162,146	745,370
Noncontrolling interest	—	534
Total stockholders’ equity	1,581,099	1,098,600
Total liabilities and stockholders’ equity	$2,307,698	$1,982,501

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended July 31,
	2018	2017
Cash flows from operating activities:
Net income	$418,007	$394,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	79,040	57,441
Allowance for doubtful accounts	1,142	187
Impairment of long-lived assets	1,157	19,365
Equity in losses of unconsolidated affiliates	750	671
Stock-based payment compensation	23,221	20,840
Loss on sale of property and equipment	3,240	184
Deferred income taxes	16,717	19,901
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(40,335)	(38,542)
Vehicle pooling costs and inventories	(7,312)	(621)
Prepaid expenses and other current assets	(776)	1,760
Other assets	70	1,085
Accounts payable and accrued liabilities	53,320	4,269
Deferred revenue	(520)	392
Income taxes receivable	(8,916)	12,343
Income taxes payable	(3,149)	(333)
Other liabilities	(587)	(1,145)
Net cash provided by operating activities	535,069	492,058

Cash flows from investing activities:
Purchases of property and equipment, including acquisitions	(296,697)	(332,990)
Proceeds from sale of property and equipment	6,425	765
Proceeds from sale of majority-owned subsidiary	1,796	—
Investment in unconsolidated affiliate	—	(3,566)
Net cash used in investing activities	(288,476)	(335,791)

Cash flows from financing activities:
Proceeds from the exercise of stock options	44,459	31,188
Proceeds from the issuance of Employee Stock Purchase Plan shares	5,853	4,270
Payments for employee stock-based tax withholdings	(1,115)	(135,433)
Net (repayments) proceeds on revolving loan facility	(231,000)	(7,000)
Distributions to noncontrolling interest	(235)	—
Net cash used in financing activities	(182,038)	(106,975)
Effect of foreign currency translation	(135)	4,959
Net increase in cash and cash equivalents	64,420	54,251
Cash and cash equivalents at beginning of period	210,100	155,849
Cash and cash equivalents at end of period	$274,520	$210,100
Supplemental disclosure of cash flow information:
Interest paid	$20,343	$23,221
Income taxes paid, net of refunds	$142,161	$14,011

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2018	2017	2018	2017
GAAP net income attributable to Copart, Inc.	$109,748	$70,335	$417,867	$394,227
Effect of deemed repatriation of foreign earnings, net of deferred tax changes	(2,870)	—	8,131	—
Effect of disposal of non-operating assets, net of tax	—	—	2,994	—
Effect of impairment of long-lived assets, net of tax	916	12,339	916	12,339
Effect of acquisition related fees and integration charges, net of tax	1,521	1,241	1,521	1,241
Effect of reserve for legacy sales tax liabilities, net of tax	1,017	—	1,017	—
Effect of foreign currency-related (gains) losses, net of tax	(415)	(585)	452	(880)
Effect of income tax benefit of ASU 2016-09 adoption, net of tax (1)	(11,821)	(898)	(21,269)	(107,647)
Effect of payroll taxes on certain executive stock compensation, net of tax	4,514	—	4,514	3,307
Non-GAAP net income attributable to Copart, Inc.	$102,610	$82,432	$416,143	$302,587

GAAP diluted net income per common share	$0.45	$0.30	$1.73	$1.66
Non-GAAP diluted net income per common share	$0.42	$0.35	$1.73	$1.29

GAAP diluted weighted average common shares outstanding	244,406	237,634	241,877	237,019
Effect on common equivalent shares from ASU 2016-09 adoption(1)	(2,586)	(1,771)	(646)	(1,992)
Non-GAAP diluted weighted average common shares outstanding	241,820	235,863	241,231	235,027

(1)
In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting. Under this standard, all excess tax benefits and tax deficiencies related to exercises of stock options are recognized as income tax expense or benefit in the income statement as discrete items in the reporting period in which they occur. For a more complete discussion, please review the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000